UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

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ROSEHILL RESOURCES INC.

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ROSEHILL RESOURCES INC.

16200 Park Row, Suite 300

Houston, Texas 77084

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS OF ROSEHILL RESOURCES INC.

To Be Held on May 22, 2018

To the Stockholders of Rosehill Resources Inc.:

NOTICE IS HEREBY GIVEN that the 2018 annual meeting of stockholders, which we refer to as the “Annual Meeting,” of Rosehill Resources Inc., a Delaware corporation, which we refer to as “we”, “us”, “our”, or the “Company,” will be held on May 22, 2018, at 9:00 A.M, Central Time, at 16200 Park Row, Suite 300, Houston, Texas 77084. You are cordially invited to attend the Annual Meeting to consider and act upon the following proposals:

1.	to elect two directors, J.A. (Alan) Townsend and Edward Kovalik, to serve as Class I directors, each to serve for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal;

2.	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.	to approve the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan, which amends and restates the Rosehill Resources Inc. Long-Term Incentive Plan to modify the definition of “Change in Control” and to reflect changes in applicable tax law; and

4.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only holders of record of our common stock at the close of business on March 28, 2018 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any postponements or adjournments thereof. A complete list of our stockholders of record entitled to vote at the Annual Meeting will be available for ten (10) days before the Annual Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

Beginning on May 11, 2018, we began mailing the accompanying proxy statement and proxy card and our Annual Report on Form 10-K for the year ended December 31, 2017 to our stockholders of record. Please sign, date and return the proxy card in the postage-paid envelope provided. If you plan to attend the Annual Meeting, you may vote in person.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting.

We urge you to review the proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

/s/ J.A. (Alan) Townsend
May 11, 2018	J.A. (Alan) Townsend
Chief Executive Officer

i

ROSEHILL RESOURCES INC.

16200 Park Row, Suite 300

Houston, Texas 77084

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Rosehill Resources Inc., which we refer to as “we”, “us”, “our”, or the “Company,” for use at our 2018 annual meeting of stockholders (“Annual Meeting”) to be held on May 22, 2018, at 9:00 A.M., Central Time, at 16200 Park Row, Suite 300, Houston, Texas 77084, and at any postponement or adjournment thereof. Beginning on May 11, 2018, we began mailing the accompanying proxy statement and proxy card and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Proxy Materials”) to our stockholders of record. Please sign, date and return the proxy card in the postage-paid envelope provided. If you plan to attend the Annual Meeting, you may vote in person.

GENERAL INFORMATION

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and upon any other matters that properly come before the Annual Meeting or any postponement or adjournment thereof.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	Proposal 1: to elect two directors, J.A. (Alan) Townsend and Edward Kovalik, to serve as Class I directors, each to serve for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal;

2.	Proposal 2: to ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2018; and

3.	Proposal 3: to approve the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan, which amends and restates the Rosehill Resources Inc. Long-Term Incentive Plan to modify the definition of “Change in Control” and to reflect changes in applicable tax law.

In addition, any other matters that properly come before the Annual Meeting or any postponements or adjournments thereof will be considered. Management is not presently aware of any other business to properly come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote “FOR ALL” the Class I director nominees set forth in this Proxy Statement (Proposal 1), “FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2) and “FOR” the approval of the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan (Proposal 3).

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Annual Meeting if you owned shares of our Class A common stock or Class B common stock at the close of business on March 28, 2018, which is the record date for the Annual Meeting. You are entitled to one vote for each share that you owned as of the close of business on the record date. Holders of common stock do not have the right to cumulative voting in the election of directors. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the record date, there were 6,208,120 outstanding shares of our Class A common stock and 29,807,692 outstanding shares of our Class B common stock. All of the outstanding shares of our Class B common stock are held by one stockholder: Rosemore, Inc.

A complete list of our stockholders of record entitled to vote at the Annual Meeting will be available for ten (10) days before the Annual Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

Quorum

Holders of a majority in voting power of the Company’s Class A common stock and Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the Annual Meeting has power to adjourn the Annual Meeting. As of the record date for the Annual Meeting, the presence at the meeting, in person or represented by proxy, of holders of 18,007,907 shares of our common stock would be required to achieve a quorum.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Voting Your Shares

Each share of Class A common stock and Class B common stock that you own in your name entitles you to one vote on the proposals to be presented at the Annual Meeting. Your proxy materials show the number of shares of Class A common stock and Class B common stock that you own.

Registered Holders

If, on the record date, you hold shares that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a registered holder with respect to those shares and entitled to notice of and to vote at the Annual Meeting. Beginning on May 11, 2018, we began mailing the Proxy Materials to our registered holders. As a registered holder of record, you may vote your shares by one of the following methods:

•	By Mail. You may submit a proxy by signing, dating, and returning the enclosed proxy card in the pre-addressed envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot which will be provided at the Annual Meeting. However, attending the meeting without completing a ballot will not count as a vote. Please read “—Annual Meeting Admission.”

If you submit an executed proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Board as stated in this Proxy Statement. If you are a registered holder and you do not submit a proxy or attend the meeting and vote in person, your shares will not be voted on the proposals or counted for the purpose of establishing a quorum at the Annual Meeting.

If you receive more than one set of Proxy Materials, it is because your shares are registered in more than one name or are registered in different accounts. Please sign, date and return each proxy card received to ensure that all of your shares are voted.

Beneficial Owners

If you hold shares in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner with respect to these shares and hold such shares in “street name.” If you are a beneficial owner of shares on the record date, the brokerage firm, bank, or other nominee (the “intermediary”) will provide instructions detailing how to direct the voting of your shares through the intermediary. The intermediary that holds your shares is considered the holder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from the intermediary giving you the right to vote the shares. Please read “—Annual Meeting Admission.”

If you do not vote your shares in person or instruct the intermediary how to vote your shares, the intermediary may vote your shares as they decide for each matter for which they have discretionary authority. The election of Class I directors (Proposal 1) and the approval of the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan (Proposal 3) are non-discretionary matters, meaning that intermediaries do not have discretionary authority to vote unless they receive timely instruction from you. As such, for both Proposal 1 and Proposal 3 to be voted on at the Annual Meeting, you must provide timely instructions on how the intermediary should vote your shares. When an intermediary does not have discretion to vote on a particular matter, you have not given timely instructions on how the intermediary should vote your shares, and the intermediary indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. As such, broker non-votes will not be counted as a vote “FOR” or “AGAINST” Proposal 1 and will be counted as a vote “AGAINST” Proposal 3.

The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2) is a discretionary matter on which intermediaries may vote in the absence of timely instructions from you.

Annual Meeting Admission

Only stockholders of record or their legal proxy holders as of the record date or our invited guests may attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you must present a valid form of government-issued photo identification. If you wish to attend the Annual Meeting and your shares are held in street name with an intermediary, you will also need to bring a copy of your brokerage statement or other documentation reflecting your share ownership as of the Record Date.

The Annual Meeting will be held at 16200 Park Row, Suite 300, Houston, Texas 77084.

Revoking Your Proxy

If you are a registered holder, you may change your vote or revoke your proxy at any time before the shares are voted at the Annual Meeting by:

•	timely delivering a valid, later-dated, executed proxy card;

•	voting in person at the Annual Meeting by completing a ballot (attending the meeting without completing a ballot will not revoke any previously submitted proxy); or

•	filing a written notice of revocation on or before the date of the Annual Meeting with the Corporate Secretary of the Company at 16200 Park Row, Suite 300, Houston, Texas 77084.

If you are a beneficial owner and you submit voting instructions to your intermediary, you may change your vote by submitting new voting instructions in accordance with such intermediary’s procedures.

Required Votes

Election of Class I Directors (Proposal 1)

Pursuant to our bylaws, the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Holders of common stock do not have the right to cumulative voting in the election of directors. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on the election of Class I directors.

Ratification of our Independent Registered Public Accounting Firm (Proposal 2)

Pursuant to our bylaws, the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2018 is determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted for purposes of establishing quorum and will count as a vote against this proposal. Because intermediaries will have discretion to vote shares without the direction of their clients with respect to this proposal, there will not be any broker non-votes with respect to this proposal.

Approval of the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan (Proposal 3)

Pursuant to our bylaws, the approval of the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan is determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will be counted for purposes of establishing quorum and will count as a vote against this proposal.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Class A common stock or Class B common stock, please call our proxy solicitor at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone. The Company and its directors, officers and employees may also solicit proxies in person. The Company will file with the Securities and Exchange Commission (“SEC”) all scripts and other electronic communications used as proxy soliciting materials. The Company will bear the cost of the solicitation.

The Company has hired Morrow Sodali LLC to assist in the proxy solicitation process. The Company will pay that firm a fee of $5,250, plus disbursements.

The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

2017 Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available on our website at www.rosehillresources.com in the “SEC Filings” subsection of the “Investors” section. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each stockholder to whom the Proxy Materials are delivered upon the written request of such person addressed to Investor Relations at Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084.

PROPOSAL 1 — ELECTION OF DIRECTORS

Overview

At the recommendation of the nominating and governance committee of the Board, the Board has nominated J.A. (Alan) Townsend and Edward Kovalik to serve as Class I directors, each for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. The following sets forth information regarding each nominee.

J.A. (Alan) Townsend has served as our President and Chief Executive Officer and a director since April 2017. Prior to such time, Mr. Townsend served as the President and a Director of Tema Oil & Gas Company (“Tema”), an oil and gas exploration and production company, since April 2008. He also served as President and Director of several of Rosemore, Inc.’s (“Rosemore”) subsidiaries including Gateway Gathering and Marketing (“Gateway”), an affiliate of Tema, since April 2008, President of Crown Central New Holdings, LLC since 2010, President and Director of Tema of PA, LLC since 2012, and President and Director of Raven Gathering System, LLC, an oil and gas production company, since 2015. He has been employed by Tema since November 2001. Mr. Townsend has 45 years of engineering, operations, and management experience in the oil and gas industry. He has held several executive positions in public companies, including serving as President of Equitable Resources Energy Co., an exploration and production subsidiary of Equitable Resources, Vice President of KRM Petroleum Inc., an independent exploration and production company and Chief Executive Officer of Camelot Oil and Gas Company, a privately owned exploration and production company. He earned a Bachelor of Science in Petroleum Engineering in 1972 and a Masters of Engineering in Petroleum Engineering from the Colorado School of Mines in 1977. Mr. Townsend brings significant industry experience leading oil and gas companies to the Company’s management team and the Board.

Edward Kovalik has served as a director since September 2015. Between September 2015 and April 2017, Mr. Kovalik also served as President of the Company. Mr. Kovalik has also been the Chief Executive Officer and Managing Partner of KLR Holdings and KLR Group Holdings, LLC (“KLR Group”), an investment bank specializing in the energy sector which he co-founded in the spring of 2012. Mr. Kovalik manages the firm and focuses on structuring bespoke financing solutions for the firm’s clients. Mr. Kovalik has over 17 years of experience as an investment banker. Prior to founding KLR Holdings, from 2002 until April 2012, Mr. Kovalik served in various capacities of Rodman & Renshaw, most recently as Head of Capital Markets and the head of Rodman’s Energy Investment Banking team. From 1999 to 2002, Mr. Kovalik was a Vice President at Ladenburg Thalmann & Co., where he focused on private placement transactions for public companies. Mr. Kovalik has served as a member of the boards of directors of River Bend Oil and Gas, LLC since June 2013 and Marathon Patent Group, Inc. a public company, since April 2014. Mr. Kovalik is well-qualified to serve as director due to his extensive financial and management background.

Vote Required for Approval

Pursuant to our bylaws, the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Holders of common stock do not have the right to cumulative voting in the election of directors. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on the election of Class I directors.

Unless otherwise indicated on the proxy, the persons named as proxies will vote “FOR ALL” of the nominees listed above. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR ALL” OF THE CLASS I DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

After the Annual Meeting, assuming the stockholders elect the Class I director nominees to the Board as set forth in “Proposal 1—Election of Directors” above, our directors and executive officers will be:

Name	Age	Position	Committees
			Audit	Compensation	Nomination & Governance
Executive Officers
Craig Owen	48	Chief Financial Officer
Brian K. Ayers	61	Vice President of Geology
R. Colby Williford	53	Vice President of Land
Class I Directors(a)
J.A. (Alan) Townsend	67	President, Chief Executive Officer and Director
Edward Kovalik	43	Director		X	X
Class II Directors(b)
Harry Quarls	65	Director	X	X	X
Francis Contino	72	Director	Chair
Class III Directors(c)
Frank Rosenberg	59	Director		X	Chair
William E. Mayer	77	Director	X	Chair	X
Gary C. Hanna	60	Chairman

(a)	Slated to serve until the 2021 annual meeting of stockholders
(b)	Slated to serve until the 2019 annual meeting of stockholders
(c)	Slated to serve until the 2020 annual meeting of stockholders

Craig Owen has served as our Chief Financial Officer since June 26, 2017. Mr. Owen has over 25 years of experience, serving in key executive financial and accounting leadership roles within the energy sector. Mr. Owen most recently served as Senior Vice President and Chief Financial Officer of Southwestern Energy Company from October 2012 to June 2017. Previously, from 2008 to 2012, he was the Controller and Chief Accounting Officer of Southwestern Energy Company. Prior to joining Southwestern Energy Company, Mr. Owen was the Controller, Operations Accounting at Anadarko Petroleum Corporation and held various managerial and financial positions at PricewaterhouseCoopers LLP, ARCO Pipe Line Company and Hilcorp Energy Company. Mr. Owen holds a bachelor’s degree in accounting from Texas A&M University and is a Certified Public Accountant.

Brian K. Ayers has served as our Vice President of Geology since April 2017. Mr. Ayers has over 38 years of geology, operations, and management experience in the oil and gas industry. Prior to Rosehill, Mr. Ayers served as Vice President of Geology for Tema from June 2012 to April 2017, and as Vice President of Land from June 2012 to May 2014. Mr. Ayers served Marshfield Oil and Gas as Consultant, Business Development and Geology from January 2012 to May 2012. Mr. Ayers has also held numerous executive positions for public and private companies, including President and Chief Executive Officer of Centurion Exploration Company, Senior Vice President of Geology for America Capital Energy Corporation, Vice President, Division Manager for Samson Lone Star and Vice President, Domestic Exploration for Coastal Oil & Gas Corporation. He began his career in 1980 as an Exploration Geophysicist at Texaco in New Orleans. Mr. Ayers served as an independent director on the Board of Directors of Tamaska Oil and Gas, Ltd. from 2007 to 2014. Mr. Ayers holds a Bachelors of Arts in Geophysical Science from The University of Chicago and a Masters of Business Administration from the Else School of Management, Millsaps College.

R. Colby Williford has served as our Vice President of Land since April 2017. Mr. Williford has over 29 years of petroleum land management experience, including field and in-house positions in Texas, Louisiana, Oklahoma, New Mexico, Colorado, and Wyoming. From May 2014 to April 2017, Mr. Williford served as Vice President to Land for Tema. He held the same position with Momentum Oil & Gas, LLC, from April 2011 to May 2014. Additionally, Mr. Williford has served as Vice President of Land for Centurion Exploration Company and America Capital Energy Corporation, the U.S. oil & gas subsidiary of the ZhongRong Group, Shanghai, China. He began his career in 1985 as a field landman working for small to medium sized companies and transitioned to in-house work providing acquisition & divestiture due diligence, land management and contract negotiation. Mr. Williford holds a Bachelors of Business Administration in International Business from The University of Houston.

Gary C. Hanna, has served as our Chairman and a director since September 2015. Mr. Hanna has over 30 years of executive experience in the energy exploration and production and service sectors, with a primary focus in the mid-continent U.S. and Gulf of Mexico regions. Since March 2018, Mr. Hanna has served as Chairman and a member of the board of directors of Energy XXI Gulf Coast, Inc. Between September 2015 and April 2017, Mr. Hanna also served as our Chief Executive Officer. Between June 2015 and September 2015, Mr. Hanna evaluated various investment and employment opportunities. Mr. Hanna was a consultant for Energy XXI Gulf Coast, Inc. from June 2014 to June 2015. From 2009 until June 2014, Mr. Hanna served as the Chief Executive Officer of EPL Oil & Gas, Inc., or EPL, a publicly-traded company that was acquired by Energy XXI in June 2014 for $2.3 billion, and was elected as a director of EPL in June 2010 and Chairman in 2013. From 2008 to 2009, Mr. Hanna served as President and Chief Executive Officer of Admiral Energy Services, a start-up company focused on the development of offshore energy services. From 1999 to 2007, Mr. Hanna served in various capacities at Tetra Technologies, Inc., an international oil and gas services production company, including serving as Senior Vice President from 2002 to 2007. Mr. Hanna also served as President and Chief Executive Officer of Tetra’s affiliate, Maritech Resources, Inc., and as President of Tetra Applied Technologies, Inc., another Tetra affiliate. From 1996 to 1998, Mr. Hanna served as the President and Chief Executive Officer of Gulfport Energy Corporation, a public oil and gas exploration company. From 1995 to 1998, he also served as the Chief Operations Officer for DLB Oil& Gas, Inc., a mid-continent exploration public company. From 1982 to 1995, Mr. Hanna served as President and Chief Executive Officer of Hanna Oil Properties, Inc., a company engaged in oil services and the development of mid-continent oil and gas prospects. Since November 2015, Mr. Hanna has served as a member of the boards of directors of Hercules Offshore, Inc. and Aspire Holdings Corp. Mr. Hanna holds a B.B.A. in Economics from the University of Oklahoma. Mr. Hanna is well-qualified to serve as director due to his extensive operational, financial and management background.

Frank Rosenberg has served as a director since April 2017. Since 2006, Mr. Rosenberg has been a Director of Tema, Gateway and Rosemore. Mr. Rosenberg is also the Co-Chairman of the Board of Directors (since 2013) and Chief Investment Officer of Rosemore, Chairman of the Board of Attransco, which historically operated U.S.-flagged mixed-use oil tankers, and a Director of Glen Eagle Resources (since 2013), a junior miner based in Montreal, Canada. Prior to joining Rosemore, Mr. Rosenberg had a breadth of assignments with Crown Central Petroleum Corporation at the refinery, in the trading operation, the wholesale and retail marketing departments, with the last job being as President & CEO. Mr. Rosenberg began his career with General Electric Credit Corporation (currently, GE Capital) in the marketing and then credit departments. He received an MBA from Emory University and a B.S. in Chemical Engineering from Bucknell University. Mr. Rosenberg was selected to serve on the Board due to his extensive experience in the oil and gas industry and significant financial experience.

William E. Mayer has served as a director since April 2017. He currently serves and has served as a Director of Rosemore since 2005. Mr. Mayer is the founder of Park Avenue Equity Partners, a private equity firm specializing in acquisition and expansion capital financing of middle market companies. He founded the firm in January 1999 and has served as a partner ever since. He was a Professor and Dean at the College of Business, University of Maryland, and at the Simon College of Business, University of Rochester. Mr. Mayer worked for The First Boston Corporation (Credit Suisse), where he was President and CEO. He has been on the board of BlackRock Capital Investment Corporation, a private equity company that provides middle-market companies with flexible financing solutions, since 2005, Premier, Inc., a public healthcare improvement company, since May 2013, and Lee Enterprises, a provider of news, information and advertising to midsize markets, since 1998. He was Chairman of the Aspen Institute, and Chairman of the Board of the University of Maryland. He is on the board of The Rubin Museum, Atlantic Council, Pardee RAND Graduate School, Global Health Corps, and Miller Buckfire, and is a member of the Council on Foreign Relations, and Vice Chairman of the Middle East Investment Initiative. Mr. Mayer was a First Lieutenant in the U.S. Air Force. He holds a BS and an MBA from the University of Maryland. Mr. Mayer brings significant experience as a board member to the Board.

Harry Quarls has served as a director since April 2017. He served as Managing Director at Global Infrastructure Partners for over a decade retiring last year. He serves as Chairman of the Board of SH 130 Concessions Company LLC and as a Director of Opal Resources LLC. Mr. Quarls previously served as Chairman of the Board of Directors of Penn Virginia Corporation, Woodbine Acquisition Corporation, US Oil Sands Corporation

and Trident Resources Corp. and as a Director for Fairway Resources LLC. He also served as a Managing Director and Practice Leader for Global Energy at Booz & Co., a leading international management consulting firm, and as a member of Booz’s Board of Directors. Mr. Quarls earned an M.B.A. degree from Stanford University and also holds ScM. and B.S. degrees, both in chemical engineering, from M.I.T. and Tulane University, respectively. Mr. Quarls brings considerable financial and energy investing experience, as well as experience on the boards of numerous public and private energy companies, to the Board.

Francis Contino has served as a director since April 2017. He currently serves as Managing Director of FAC&B LLC, a consulting firm he founded in 2008. Additionally, since 2004 he has served as member of the board and Chairman of the Audit Committee of Mettler Toledo International, Inc., a leading global supplier of precision instruments and services. Mr. Contino previously served as Chief Financial Officer, Executive Vice President, and Director of McCormick & Company from 1998 to 2008. Prior to joining McCormick, Mr. Contino served as the Managing Partner of the Baltimore office of Ernst & Young, where he began his career. Mr. Contino completed the Executive Leadership Education Program at The Kellogg School of Business at Northwestern University. He graduated from the University of Maryland in 1968. Mr. Contino was selected to join the Company’s Board due to his considerable board experience and financial background.

CORPORATE GOVERNANCE MATTERS

Board of Directors and Terms of Office of Directors

The Company’s amended and restated certificate of incorporation provides for the classification of the Board into three separate classes, with each class serving a three-year term. We currently have seven directors, with each Class I director having a term that expires at the Annual Meeting, each Class II director having a term that expires at the Company’s annual meeting of stockholders in 2019 and each Class III director having a term that expires at the Company’s annual meeting of stockholders in 2020, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

The Board consists of two individuals (Messrs. Townsend and Kovalik) serving as Class I directors, two individuals (Messrs. Quarls and Contino) serving as Class II directors and three individuals (Messrs. Rosenberg, Mayer and Hanna) serving as Class III directors.

Independence of Directors

Because Tema and KLR Energy Sponsor, LLC (“KLR Sponsor”) control a majority of the combined voting power of all classes of our outstanding voting stock, we are a “controlled company” under NASDAQ corporate governance listing standards. Under the NASDAQ rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain NASDAQ corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If in the future Tema and KLR Sponsor cease to control a majority of the combined voting power of all classes of our outstanding voting stock, we will no longer be a “controlled company” within the meaning of the rules of NASDAQ. Under NASDAQ rules, a company that ceases to be a controlled company must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (1) one independent committee member at the time it ceases to be a controlled company, (2) a majority of independent committee members within 90 days of the date it ceases to be a controlled company and (3) all independent committee members within one year of the date it ceases to be a controlled company. Additionally, NASDAQ rules provide a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement. During these phase-in periods, our stockholders will not have the same protections afforded to stockholders of companies of which the majority of directors are independent. Additionally, if, within the phase-in periods, we are not able to recruit additional directors who would qualify as independent, or otherwise comply with NASDAQ rules, we may be subject to enforcement actions by NASDAQ. Furthermore, a change in our Board and committee membership may result in a change in corporate strategy and operation philosophies, and may result in deviations from our current growth strategy.

Pursuant to NASDAQ Rule 5605(a), the Board is required to determine whether any director has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Contino, Mayer, Quarls and Rosenberg are independent within the meaning of NASDAQ Rule 5605(a). In addition, the Board has determined that Messrs. Contino, Mayer and Quarls are independent within the meaning of NASDAQ Rule IM 5605-4 and Rule 10A-3 under the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

The Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it elects a new Chief Executive Officer.

Currently, our Chief Executive Officer and Chairman positions are separated. The Board believes that the separation of these roles maximizes management’s efficiency and furthers our ongoing efforts to maintain strong corporate governance and assure stockholder representation and the independent, objective and effective oversight of management. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing guidance to and oversight of management.

The Board is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, our audit committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. Our compensation committee considers risk and structures our executive compensation programs, if any, to provide incentives to reward appropriately executives for growth without undue risk taking.

Executive Sessions of Independent Directors

The independent directors of the Board hold regularly scheduled meetings in executive session. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. The director who presides at these meetings (the “Lead Director”) is chosen by the Board, based on the recommendation of the Nominating and Governance Committee. The Lead Director is responsible for preparing an agenda for the meetings of the independent directors in executive session. Our Chairman acts as Lead Director at these meetings.

Committees of the Board of Directors

The standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and governance committee (the “Nominating and Governance Committee”). Each of the committees reports to the Board.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the Company’s Audit Committee are detailed in the Company’s Audit Committee charter, which is available on the Company’s website, and include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Under the NASDAQ listing standards and applicable SEC rules, the Company is required to have at least three members of the Audit Committee, all of whom must be independent. Our Audit Committee consists of Messrs. Contino, Mayer and Quarls, with Mr. Contino serving as the Chair. The Board has determined that Messrs. Contino, Mayer and Quarls qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board has also determined that Mr. Contino qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Compensation Committee

The principal functions of the Company’s Compensation Committee are detailed in the Company’s Compensation Committee charter, which is available on the Company’s website, and include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of the Company’s other officers;

•	reviewing on an annual basis the Company’s executive compensation policies and plans;

•	implementing and administering the Company’s incentive compensation equity-based remuneration plans;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s officers and employees;

•	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Our Compensation Committee consists of Messrs. Mayer, Quarls, Rosenberg and Kovalik, with Mr. Mayer serving as the Chair. With the exception of Mr. Kovalik, all members of the Compensation Committee are independent under NASDAQ Rule 5605(a).

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee will consult with our Chief Executive Officer when evaluating the performance of, and setting the compensation for, our executive officers other than the Chief Executive Officer. In 2017, the Company engaged Michele Steckbeck of Steckbeck Consulting to serve as a compensation advisor to our director of human resources.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities.

In 2017, the Compensation Committee engaged Longnecker & Associates (“L&A”) directly as its independent compensation consultant to assist the committee with its responsibilities related to our executive officer and director compensation programs. A representative of L&A attends Compensation Committee meetings, as requested, and communicates with the chair of the Compensation Committee between meetings. However, L&A provides no services for management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee and the Compensation Committee makes all decisions regarding the compensation of our executive officers and directors. L&A reports directly to the Compensation Committee and all work conducted by L&A for us is on behalf of the committee.

The Compensation Committee regularly reviews the services provided by its outside consultant and believes that L&A is independent under applicable SEC rules in providing executive compensation consulting services. In making this determination, the committee noted that during fiscal 2017:

•	L&A did not provide any services to us or our management other than services requested by or with the approval of the Compensation Committee, which were limited to executive officer and director compensation consulting;

•	L&A maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

•	We have been advised by L&A that the fees we paid to L&A in 2017 were less than 1% of L&A’s total revenue;

•	None of the L&A consultants working on our matters had any business or personal relationship with any Compensation Committee members;

•	None of the L&A consultants working on our matters had any business or personal relationship with any of our executive officers; and

•	None of the L&A consultants working on our matters owns our units.

The Compensation Committee continues to monitor the independence of L&A on a periodic basis.

Nominating and Governance Committee

The principal functions of the Company’s Nominating and Governance Committee are detailed in the Company’s Nominating and Governance Committee charter, which is available on the Company’s website, and include:

•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	overseeing the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently;

•	identifying best practices and recommending corporate governance principles; and

•	developing and recommending to the Board a set of corporate governance guidelines and principles applicable to us.

The Nominating and Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices. The Nominating and Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

Our Nominating and Governance Committee consists of Messrs. Rosenberg, Contino and Kovalik, with Mr. Rosenberg serving as the Chair. With the exception of Mr. Kovalik, all members of the Compensation Committee are independent under NASDAQ Rule 5605(a).

Meetings and Attendance

During the year ended December 31, 2017, the Board held 6 meetings, the Audit Committee held 7 meetings, the Compensation Committee held 3 meetings and the Nominating and Governance Committee held 2 meetings.

Each of our incumbent directors attended or participated in at least 75% of the meetings of the Board and their respective committees held during the period such incumbent director was a director during the year ended December 31, 2017. We encourage all of our directors to attend the Annual Meeting. Two directors attended our special meeting in lieu of the Company’s 2017 annual meeting of stockholders.

Director Nominations

Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Company (x) who is a stockholder of record on the date of the giving of the notice for such meeting and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in our bylaws.

Nominations by the Board

Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, including the requirements set forth by the Shareholders’ and Registration Rights Agreement, dated as of December 20, 2016, by and among the Company, Tema, KLR Sponsor, Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P. (the “SHRRA”), for so long as the SHRRA is in effect, the Nominating and Governance Committee will identify individuals qualified to become members of the Board, consistent with the criteria approved by the Board, and recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. We have no minimum qualifications for director candidates.

Prior to recommending to the Board that an existing director be nominated for election as a director at the annual meeting of stockholders, the Nominating and Governance Committee will consider and review the director’s:

•	past Board and committee meeting attendance and performance;

•	length of Board service;

•	personal and professional integrity, including commitment to the Company’s core values;

•	relevant experience, skills, qualifications and contributions that the existing director brings to the Board; and

•	independence under applicable standards.

In the event that a vacancy on the Board arises, the Nominating and Governance Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Nominating and Governance Committee will solicit recommendations from existing directors and senior management. These recommendations will be considered by the Nominating and

Governance Committee along with any recommendations that have been received from stockholders as discussed below. The Nominating and Governance Committee may, in its discretion, retain a search firm to provide additional candidates. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Nominating and Governance Committee will consider and review the candidate’s:

•	relevant skills, qualifications and experience;

•	independence under applicable standards;

•	business judgment;

•	service on boards of directors of other companies;

•	personal and professional integrity, including commitment to the Company’s core values;

•	openness and ability to work as part of a team;

•	willingness to commit the required time to serve as a Board member; and

•	familiarity with the Company and its industry.

Although we do not have a policy in regard to the consideration of diversity in identifying director nominees, the Board seeks nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities.

Nominations by Stockholders

The Nominating and Governance Committee will treat recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures set forth in our bylaws.

Additionally, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

Stockholder Communications with the Board of Directors

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board, the Lead Director or any other director in particular to:

Rosehill Resources Inc.

16200 Park Row, Suite 300

Houston, TX 77084

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Company’s Compliance Officer will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s Compliance Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Financial Code of Ethics

We have adopted a Financial Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer (or other principal financial officer), Controller (or other principal accounting officer) and other senior financial officers. The foregoing is available on our website at www.rosehillresources.com in the “Corporate Governance” subsection of the “Investors” section. We will provide copies, free of charge, of any of the foregoing upon receipt of a written request to Investor Relations at Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084. We intend to disclose amendments to and waivers, if any, from our Financial Code of Ethics, as required, on our website, www.rosehillresources.com, promptly following the date of any such amendment or waiver.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by federal or state laws or regulations, NASDAQ, our amended and restated certificate of incorporation and our amended and restated bylaws. Our corporate governance guidelines are available on our website at www.rosehillresources.com in the “Corporate Governance” subsection of the “Investors” section. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or stock exchange requirements as they currently exist will be deemed to be modified as and to the extent such legal, regulatory or stock exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Policy

Prior to the closing of our initial public offering (“IPO”), we did not have a formal policy for the review, approval or ratification of related party transactions. Accordingly, certain of the transactions discussed below were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a Financial Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the Board (or the appropriate committee of the Board) or as disclosed in our public filings with the SEC. Under our Financial Code of Ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A copy of our code of ethics is available on our website.

In addition, our Audit Committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the Audit Committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire Audit Committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the Audit Committee will be required to approve a related party transaction. A copy of the Audit Committee charter is available on our website. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Founder Shares

In November 2015, pursuant to that certain Securities Subscription Agreement, dated as of November 20, 2015, KLR Sponsor purchased 4,312,500 shares of common stock (such stock, the “Founder Shares”), for $25,000, or approximately $0.006 per share. The Founder Shares are identical to the common stock included in the units sold in our IPO except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. In December 2015 and February and March 2016, KLR Sponsor returned to us, at no cost, an aggregate of 1,972,500 Founder Shares, which we cancelled. In January 2016, KLR Sponsor transferred 150,000 shares to Tiffany J. Thom, our former Chief Financial Officer, 50,000 shares to Gregory R. Dow, our former Chief Operating Officer and Secretary, and 10,000 shares to Messrs. Abbas, Buckner and York, former members of our Board. In March 2016, Mr. Dow and Ms. Thom returned to us, at no cost, 10,000 and 30,000 Founder Shares, respectively, which we cancelled. Also in March 2016, KLR Sponsor forfeited an aggregate of 253,670 Founder Shares at no cost upon receiving the underwriters’ notice of only a partial exercise of their over-allotment option in connection with the IPO. All of the Founder Shares forfeited were cancelled by the Company. The 2,046,330 remaining Founder Shares represented 20.0% of the outstanding shares upon the completion of the IPO.

On April 27, 2017, we acquired a portion of the equity of Rosehill Operating Company, LLC (“Rosehill Operating”), an entity into which Tema, a wholly owned subsidiary of Rosemore, contributed certain assets and liabilities (the “Transaction”). On April 28, 2017, all of the outstanding Founder Shares were automatically converted into 3,475,663 shares of Class A common stock in connection with the closing of the Transaction. As used herein, unless the context otherwise requires, “Founder Shares” are deemed to include the shares of Class A common stock issued upon conversion thereof.

Subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until the earlier of (i) one year after the date of the consummation of Transaction or (ii) the date on which the closing price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after the Transaction and pursuant to the transfer restrictions agreed upon by KLR Sponsor at the time of the IPO, the remaining 50% of the Founder Shares will not be transferred, assigned or sold until six months after the date of the consummation of the Transaction, or earlier, in either case, if, subsequent to the Transaction, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their common stock for cash, securities or other property, which we refer to as the “Lock-Up Period.”

Private Placement Warrants

Simultaneously with the closing of the IPO, the Company consummated the private placement of 8,310,000 warrants at a price of $0.75 per warrant, of which 7,776,667 private placement warrants were sold to KLR Sponsor, and 533,333 private placement warrants were sold to EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the IPO, and its designees, generating gross proceeds of approximately $6.2 million.

On March 21, 2016, simultaneously with the exercise of the over-allotment, the Company consummated the private placement of an additional 98,838 private placement warrants to KLR Sponsor and EBC and its designees, among which 86,483 private placement warrants were purchased by KLR Sponsor and 12,355 private placement warrants were purchased by EBC and its designees, generating gross proceeds of approximately $74,000. The purchase price of the private placement warrants was added to the proceeds from the IPO to be held in the Trust Account pending completion of the Transaction. Each private placement warrant entitles the holder to purchase one share of our Class A common stock at $11.50 per share.

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) are non-redeemable so long as they are held by KLR Sponsor or its permitted transferees. KLR Sponsor agreed to additional transfer restrictions relating to its common stock in connection with its entry into the SHRRA. If the private placement warrants are held by someone other than KLR Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants included in the units sold in the IPO. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants sold as part of the units issued in the IPO.

Related Party Transactions

KLR Sponsor and its affiliates loaned the Company $275,000 in the aggregate by the issuance of unsecured promissory notes, which we refer to as the “Notes”, to cover expenses related to the IPO. These Notes were non-interest bearing and were paid in full on the completion of the IPO. In October 2016, KLR Sponsor provided a commitment to loan to KLR Energy Acquisition Corporation (“KLRE”) up to an additional $100,000 for working capital purposes. On March 1, 2017, KLRE borrowed the full amount under this commitment, which was repaid at the closing of the Transaction.

Prior to the completion of the Transaction, KLR Group, an affiliate of KLR Sponsor, provided, at no cost to KLRE, office space and general administrative services.

Pursuant to an employment agreement entered into between us and Ms. Thom, we paid Ms. Thom an annualized salary of $200,000 from the consummation of the IPO through December 31, 2016. In lieu of any salary in 2017, Ms. Thom was eligible to receive a bonus equal to the amount of salary she would have received from January 1, 2017 through the date of our initial business combination, or approximately $65,000. We have historically reimbursed an affiliate of KLR Sponsor for certain expenses incurred in connection with the employment of Mr. Hanna and Ms. Thom, including employment related taxes (to be paid in connection with Ms. Thom’s annual salary and bonus) and health benefits.

KLR Sponsor, its executive officers and directors, or any of their respective affiliates have historically been reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that are made to KLR Sponsor, its executive officers and directors or our or their affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

From time to time we may retain KLR Group to provide certain financial advisory, underwriting, capital raising, and other services for which KLR Group may receive fees in connection with such services. The amount of fees we pay to KLR Group will be based upon the prevailing market for similar services rendered by comparable investment banks for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

In connection with the Transaction, the Company issued and sold 75,000 shares of its 8% Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) and 5,000,000 warrants in a private placement to certain qualified institutional buyers and accredited investors for net proceeds of $70.8 million (the “PIPE Investment”). In October 2016, we entered into an agreement with a placement agent and KLR Group in connection with the PIPE Investment. As compensation for the services, we paid the placement agent and KLR Group a cash fee equal to 5.5% of the aggregate gross proceeds of the PIPE Investment (or $4.125 million). Such fee was split evenly between the placement agent and KLR Group.

On December 8, 2017, we acquired 4,565 net acres and other associated assets and interests in the Southern Delaware Basin (the “White Wolf Acquisition”) for approximately $77.6 million in cash, subject to customary purchase price adjustments, pursuant to a Purchase and Sale Agreement from certain sellers named therein. Subject to certain conditions under the Purchase and Sale Agreement, until March 8, 2018, Rosehill Operating was obligated to acquire additional oil and natural gas leases located within a certain designated area in the Delaware Basin (the “Designated Area”) from the sellers for additional consideration of up to $80 million in cash in the aggregate. Such additional oil and natural gas leases (subject to certain selection criteria set forth in the Purchase and Sale Agreement) include all oil and natural gas leases owned by any seller (or its affiliates) within the Designated Area as of October 24, 2017 (the “Execution Date”) but were not included in the initial 4,565 net acres acquired on the closing date and any oil and natural gas lease acquired by any seller (or its affiliates) during the period starting on the Execution Date and ending on March 8, 2018. KLR Group acted as placement agent in connection with the financing of the White Wolf Acquisition. As compensation for the services, we paid KLR Group a cash fee equal to $7.5 million.

At the time of our IPO, we engaged EBC as an advisor in connection with our Transaction. We agreed to pay EBC a cash fee for such services upon the consummation of our initial Transaction in an amount equal to $2.8 million (exclusive of any applicable finders’ fees which might become payable). Of such amount, we were allowed to allocate 1% of the gross proceeds of our IPO to other firms that assisted us with our Transaction, and in connection with the closing of the Transaction, we allocated $0.8 million to KLR Group in consideration of its role in assisting us with our Transaction.

Agreements Relating to the Transaction

Shareholders’ and Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement dated December 31, 2016 (the “Business Combination Agreement”), KLRE entered into the SHRRA with KLR Sponsor and Tema (each an “SHRRA Sponsor” and together, the “SHRRA Sponsors”) and Anchorage Illiquid Opportunities V, L.P. and AIO AIV 3 Holdings, L.P. (collectively, “Anchorage”), the primary investor in the private placement, which governs the rights and obligations of the SHRRA Sponsors and Anchorage with respect to KLRE following the closing of the Transaction. Pursuant to the terms of the SHRRA, and subject to certain exceptions, the SHRRA Sponsors are bound by restrictions on the transfer of (i) 33% of their Common Stock (as defined in the SHRRA) through the first anniversary of the closing of the Transaction and (ii) 67% of their Common Stock through the second anniversary of the closing of the Transaction, provided that sales of Common Stock above certain specified prices are permitted between the first and second anniversaries of the closing of the Transaction.

Pursuant to the SHRRA, the SHRRA Sponsors and Anchorage are entitled to certain registration rights, including the right to initiate two underwritten offerings in any twelve-month period and unlimited piggyback registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth in the SHRRA. Pursuant to the SHRRA, KLRE filed with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the SHRRA) owned by the SHRRA Sponsors and Anchorage (and any permitted transferees) and has agreed to keep such shelf registration statement effective on a continuous basis until the date as of which all such Registrable Securities have been sold or another registration statement is filed under the Securities Act. In addition, Anchorage has preemptive rights under the SHRRA to participate in future equity issuances by KLRE, subject to certain exceptions, so as to maintain its then-current percentage ownership of our capital stock.

Subject to specified ownership thresholds, KLR Sponsor is entitled to designate two directors for appointment to the Board, Tema is entitled to designate four directors and Anchorage is entitled to designate one director. Each SHRRA Sponsor and Anchorage is entitled to appoint a representative or observer on each committee of the Board. KLR Sponsor initially designated Gary C. Hanna (who serves as the Chairman of the Board) and Edward Kovalik, Tema initially designated J.A. (Alan) Townsend, Frank Rosenberg, William Mayer and Francis Contino and Anchorage designated Harry Quarls. Pursuant to the terms of the SHRRA, each SHRRA Sponsor must vote for the designees of the other SHRRA Sponsor and is entitled to replace any of its designees that are removed from the Board.

Also pursuant to the SHRRA, ending on the two year anniversary of closing of the Transaction, the Board may not approve, or cause Rosehill Operating to approve, certain Major Transactions (as such defined in the SHRRA) without the affirmative vote of at least 70% of the directors then serving on the Board. In addition, Anchorage has preemptive rights under the SHRRA to participate in future equity issuances by KLRE, subject to certain exceptions, so as to maintain its then-current percentage ownership of our capital stock.

Certain rights and obligations of the SHRRA Sponsors and Anchorage under the SHRRA will automatically cease if the SHRRA Sponsors and Anchorage (i) no longer hold any of our equity securities or (ii) no longer have the right to designate an individual for nomination to the Board.

Subscription Agreements

In connection with its entry into the Business Combination Agreement, KLRE entered into Subscription Agreements, each dated as of December 20, 2016, with KLR Sponsor and each of The K2 Principal Fund, L.P., Anchorage Illiquid Opportunities V, L.P., AIO V AIV 3 Holdings, L.P. and Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd., pursuant to which, among other things, KLRE issued and sold in a private placement an aggregate of 75,000 shares of Series A Preferred Stock, which are convertible into shares of Class A common stock at a conversion price of $11.50 per share (subject to certain adjustments) and 5,000,000 warrants for aggregate gross proceeds of $75 million. Additionally, KLR Sponsor contributed 476,540 shares of Class A Common Stock to the purchasers in the private placement. The proceeds from the private placement were used to fund the cash portion of the consideration required to effect the Transaction and any remaining proceeds were used for general corporate purposes, including to finance development and acquisition activities.

Pursuant to the Subscription Agreements, purchasers of Series A Preferred Stock and warrants in the private placement are entitled to certain registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth therein.

Side Letter

On December 20, 2016, KLR Sponsor and Rosemore entered into a Side Letter, pursuant to which the parties agreed to backstop redemptions by the Company’s public stockholders in excess of 30% of the outstanding shares of Class A Common Stock by purchasing shares of Class A Common Stock or Series A Preferred Stock in an amount up to $20 million. Pursuant to the Side Letter, KLR Sponsor agreed to transfer to Rosemore 750,000 warrants. In addition, under the terms of the Side Letter, certain shares of Class A Common Stock held by KLR Sponsor may be reallocated to Rosemore on the second anniversary of the closing date of the Transaction as a result of (i) certain acquisition activities undertaken by the Company as of certain times of determination and (ii) the volume weighted average trading price of the Company’s Class A common stock as of certain times of determination.

Amended and Restated Limited Liability Company Agreement of Rosehill Operating

At the closing of the Transaction, KLRE and Tema entered into that certain First Amended and Restated Limited Liability Company Agreement of Rosehill Operating (the “Second Amended LLC Agreement”). Following the closing of the Transaction, we operate our business through Rosehill Operating and its subsidiaries. The operations of Rosehill Operating, and the rights and obligations of the holders of common units in Rosehill Operating (the “Rosehill Operating Common Units”), are set forth in the Second Amended LLC Agreement.

Appointment as Managing Member. Under the Second Amended LLC Agreement, we are a member and the sole managing member of Rosehill Operating. As the sole managing member, we control all of the day-to-day business affairs and decision-making of Rosehill Operating without the approval of any other member, unless otherwise stated in the Second Amended LLC Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of Rosehill Operating and the day-to-day management of Rosehill Operating’s business.

Compensation. We are not entitled to compensation for our services as managing member. We are entitled to reimbursement by Rosehill Operating for any costs, fees or expenses incurred on behalf of Rosehill Operating (including costs of securities offerings not borne directly by members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs); provided that we will not be reimbursed for any of our income tax obligations.

Allocations and Distributions. Rosehill Operating will allocate its net income or net loss for each year to the members of Rosehill Operating pursuant to the terms of the Second Amended LLC Agreement, and the members of Rosehill Operating, including us, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of members of Rosehill Operating. Net income and losses of members of Rosehill Operating generally will be allocated first to us with respect to our Series A and Series B preferred units in Rosehill Operating and then to the holders of Rosehill Operating Common Units on a pro rata basis in accordance with their respective percentage ownership of Rosehill Operating Common Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. The Second Amended LLC Agreement requires Rosehill Operating to make a corresponding cash distribution to us at any time a dividend is to be paid by us to the holders of our Series A Preferred Stock and 10.000% Series B Redeemable Preferred Stock (“Series B Preferred Stock”). The Second Amended LLC Agreement allows for distributions to be made by Rosehill Operating to its members on a pro rata basis in accordance with the number of Rosehill Operating Common Units owned by each member out of funds legally available therefor. We expect Rosehill Operating may make distributions out of distributable cash periodically to the extent permitted by the debt agreements of Rosehill Operating and necessary to enable us to cover our operating expenses and other obligations, as well as to make dividend payments, if any, to the holders of our Class A common stock. In addition, the Second Amended LLC Agreement generally requires Rosehill Operating to make (i) pro rata distributions (in accordance with the number of Rosehill Operating Common Units owned by each member) to its members, including us, in an amount at least sufficient to allow us to pay our taxes and satisfy our obligations under the Tax Receivable Agreement (as defined below) and (ii) tax advances, which will be repaid upon a redemption, in an amount sufficient to allow each of the members of Rosehill Operating to pay its respective taxes on such holder’s allocable share of Rosehill Operating’s taxable income after taking into account certain other distributions or payments received by the unitholder from Rosehill Operating or us.

Rosehill Operating Common Unit Redemption Right. The Second Amended LLC Agreement provides Tema with a redemption right, which entitles Tema to cause Rosehill Operating to redeem, from time to time, all or a portion of its Rosehill Operating Common Units (and a corresponding number of shares of Class B common stock) for, at Rosehill Operating’s option, newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to the average of the volume-weighted closing price of one share of Class A common stock for the twenty trading days prior to the date Tema delivers a notice of redemption for each Rosehill Operating Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). In the event of a “Reclassification Event” (as defined in the Second Amended LLC Agreement), the managing member is to ensure that each Rosehill Operating Common Unit (and a corresponding share of Class B common stock) is redeemable for the same amount and type of property, securities or cash that a share of Class A common stock becomes exchangeable for or converted into as a result of such “Reclassification Event.” Upon the exercise of the redemption right, Tema will surrender its Rosehill Operating Common Units (and a corresponding number of shares of Class B common stock) to Rosehill Operating and (i) Rosehill Operating shall cancel such Rosehill Operating Common Units and issue to the Company a number of Rosehill Operating Common Units equal to the number of surrendered Rosehill Operating Common Units and (ii) the Company shall cancel the surrendered shares of Class B common stock. The Second Amended LLC Agreement requires that we contribute cash or shares of our Class A common stock to Rosehill Operating in exchange for the issuance to the Company described in clause (i). Rosehill Operating will then distribute such cash or shares of our Class A common stock to Tema to complete the redemption. Upon the exercise of the redemption right, we may, at our option, effect a direct exchange of cash or our Class A common stock for such Rosehill Operating Common Units in lieu of such a redemption.

Maintenance of One-to-One Ratios. The Second Amended LLC Agreement includes provisions intended to ensure that we at all times maintain a one-to-one ratio between (a) (i) the number of outstanding shares of Class A common stock and (ii) the number of Rosehill Operating Common Units owned by the Company (subject to certain exceptions for certain rights to purchase equity securities of the Company under a “poison pill” or similar shareholder rights plan, if any, certain convertible or exchangeable securities issued under the Company’s equity compensation plans and certain equity securities issued pursuant to the Company’s equity compensation plans (other than a stock option plan) that are restricted or have not vested thereunder) and (b) (i) the number of other outstanding equity securities of the Company (including the Series A Preferred Stock and the warrants) and (ii) the number of corresponding outstanding equity securities of Rosehill Operating. These provisions are intended to result in Tema having a voting interest in the Company that is identical to Tema’s economic interest in Rosehill Operating.

Transfer Restrictions. The Second Amended LLC Agreement generally does not permit transfers of Rosehill Operating Common Units by members, subject to limited exceptions. Any transferee of Rosehill Operating Common Units must, among other things, assume by written agreement all of the obligations of a transferring member with respect to the transferred units.

Dissolution. The Second Amended LLC Agreement provides that Rosehill Operating shall dissolve upon the earlier of the sale of all or substantially all of the assets of Rosehill Operating or upon the determination of the managing member. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up Rosehill Operating; (ii) second, to pay debts and liabilities owed to creditors of Rosehill Operating; (iii) third, to set up cash reserves which the managing member reasonably deems necessary for contingent or unforeseen liabilities or certain future payments and (iv) fourth, (A) to the holders of Series A preferred units pursuant to the terms of such securities and (B) then to the members pro-rata in accordance with their respective relative ownership of Rosehill Operating Common Units.

Indemnification and Fiduciary Duties. The Second Amended LLC Agreement provides for indemnification of the managing member, members and officers of Rosehill Operating and their respective subsidiaries or affiliates and provides that, except as otherwise provided therein, we, as the managing member of Rosehill Operating, have the same fiduciary duties to Rosehill Operating and its members as are owed to a corporation organized under Delaware law and its stockholders by its directors.

Tax Receivable Agreement

Certain transactions with Tema in connection with the Transaction resulted in adjustments to the tax basis of the tangible and intangible assets of Rosehill Operating, which should result in increased deductions allocated to us. In addition, Tema may redeem its Rosehill Operating Common Units for shares of Class A Common Stock or cash, as applicable, pursuant to the redemption right described above. Rosehill Operating intends to make for itself (and for each of its material direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Code that will be effective for the taxable year of the Transaction and each taxable year in which a redemption of Rosehill Operating Common Units occurs. Pursuant to the Section 754 election, our acquisitions (or deemed acquisition for U.S. federal income tax purposes) of Rosehill Operating Common Units as a result of redemptions of Rosehill Operating Common Units are expected to result in adjustments to the tax basis of the tangible and intangible assets of Rosehill Operating. These adjustments will be allocated to us. Such adjustments to the tax basis of the tangible and intangible assets of Rosehill Operating would not have been available to us absent its acquisition or deemed acquisition of Rosehill Operating Common Units as a result of redemptions of Rosehill Operating Common Units. The tax basis adjustments described above are expected to increase (for tax purposes) our depreciation and amortization deductions and may also decrease our gains (or increase our losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that we would otherwise be required to pay in the future.

On April 27, 2017, in connection with the closing of the Transaction, we entered into a Tax Receivable Agreement with Tema. The Tax Receivable Agreement generally provides for the payment by us to Tema of 90% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that we actually realize (or are deemed to realize in certain circumstances) in periods after the closing of the Transaction as a result of: (i) any tax basis increases in the assets of Rosehill Operating resulting from the distribution to Tema of the cash consideration in connection with the Transaction, the shares of Class B Common Stock and the warrants and the assumption by Rosehill Operating of $55 million in Tema indebtedness (the “Tema Liabilities”) in connection with the Transaction, (ii) any tax basis increases in the assets of Rosehill Operating resulting from a redemption of Rosehill Operating Common Units, and (iii) imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement. Under the Tax Receivable Agreement, we retain the benefit of the remaining 10% of these cash savings. Certain of Tema’s rights under the Tax Receivable Agreement are transferable in connection with a permitted transfer of Rosehill Operating Common Units or following a redemption of Tema’s Rosehill Operating Common Units.

Gathering Agreements

At the closing of the Transaction, Rosehill Operating entered into certain crude oil gathering and gas gathering agreements with Gateway, a wholly owned subsidiary of Rosemore, pursuant to which Gateway will receive, gather, store, treat, and redeliver crude oil and gas production from receipt points within certain production areas located in Loving County, Texas that are exclusively dedicated by Rosehill Operating to Gateway, at certain delivery points for downstream transportation. Each gathering agreement has a term of 10 years that automatically renews on a year-to-year basis until terminated by either party pursuant to the agreements. Rosehill Operating will pay Gateway a fee for such services set forth in the gathering agreements. Gateway provided the same services to Tema in the same dedicated area before the Transaction.

Indemnification Agreements

Effective as of the closing date of the Transaction, we entered into indemnification agreements with certain of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

EXECUTIVE AND DIRECTOR COMPENSATION

The tables and narrative disclosure below provide compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.

In this section, we provide disclosure relating to the compensation of our named executive officers paid by the Company following the closing of the Transaction on April 27, 2017, and by Rosemore, Inc. for the portion of 2017 prior to the closing of the Transaction. We are also presenting information on historic executive compensation paid by Rosemore, Inc. in 2016 to the individuals who constitute our named executive officers for 2017. The tables and narrative disclosure below provide compensation information for the following individuals:

•	J.A. (Alan) Townsend, our President and Chief Executive Officer;

•	Craig Owen, our Chief Financial Officer;

•	Brian K. Ayers, our Vice President of Geology;

•	R. Colby Williford, Vice President of Land; and

•	Gary C. Hanna, the Chairman of our board of directors and former Chief Executive Officer.

We refer to Messrs. Townsend, Owen, Ayers, Williford and Hanna herein collectively as our “Named Executive Officers.”

Summary Compensation Table

The following table summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)		Total ($)
J.A. (Alan) Townsend	2017	$436,567	$—	$327,425	$1,864,158	$80,087		$2,708,237
(President and Chief Executive Officer)	2016	$307,000	$107,420	$132,928	$—	$55,256		$602,604
Gary C. Hanna(6)	2017	$—	$—	$—	$—	$224,828	(6)	$224,828
(Chairman of the Board of Directors)	2016	$—	$—	$—	$—	$—		$—
Craig Owen(7)	2017	$249,230	$—	$186,923	$1,789,594	$8,000		$2,233,747
(Chief Financial Officer)
Brian K. Ayers	2017	$305,917	$—	$160,606	$706,825	$38,387		$1,211,735
(Vice President, Geology)	2016	$267,750	$53,550	$92,800	$—	$14,826		$428,926
R. Colby Williford	2017	$263,333	$—	$131,378	$512,644	$34,751		$942,106
(Vice President, Land)	2016	$240,000	$48,000	$59,788	$—	$9,315		$357,103

(1)	Amounts included in this column for 2017 include base salary amounts paid by Rosemore, Inc. prior to the closing of the Transaction on April 27, 2017 in the following amounts: $102,334 for Mr. Townsend, $89,250 for Mr. Ayers and $80,000 for Mr. Williford.
(2)	Amounts in this column for 2016 reflect the discretionary bonus paid by Rosemore, Inc. to its Named Executive Officers for services provided in 2016.
(3)	Amounts included in this column for 2017 reflect cash bonus amounts earned in connection with the achievement of certain performance goals established under the Company’s short-term incentive program, which is intended to incentivize our Named Executive Officers to achieve specific financial and operation goals. Amounts in this column for 2016 reflect awards earned by our Named Executive Officers under Rosemore, Inc.’s long-term incentive compensation program, referred to as the Value Added Rights (“VAR”) program. Following the Transaction, our Named Executive Officers no longer participate in the VAR program. The numbers represented in this column reflect an estimate of amounts earned at the December 31, 2016 evaluation date under the VAR program. This estimate is based on the price per VAR used for VAR awards evaluated in 2015.
(4)	The amounts reflected in the “Stock Awards” column represent the grant date fair value of restricted stock unit awards granted to our Named Executive Officers in November 2017 pursuant to the LTIP (as defined below), as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(5)	For each Named Executive Officer (other than Mr. Hanna), the amounts in this column for the portion of 2017 following the Transaction represent the amount of matching contributions made by the Company to the Rosehill Employee Savings Plan & Trust. With respect to the portion of 2017 prior to the Transaction, this column includes payments in respect of accrued but unused Rosemore, Inc. vacation time paid out at the time of the Transaction, certain retirement plan contributions made by Rosemore, Inc. on behalf of our Named Executive Officers amd a monthly vehicle allowance provided by Mr. Townsend. For 2016, amounts in this column reflect, for all Named Executive Officers other than Mr. Hanna, matching contributions to Rosemore, Inc.’s Employee Savings Plan and Trust made on behalf of our Named Executive Officers and employer contributions made on behalf of the Named Executive Officers under the Rosemore Employee Retirement Account Plan, Supplemental Savings Plan and Supplemental Executive Retirement Plan. Following the Transaction, our Named Executive Officers no longer participate in any plans sponsored or maintained by Rosemore, Inc.
(6)	Mr. Hanna served as our Chief Executive Officer prior to the closing of the Transaction on April 27, 2017. Mr. Hanna did not receive any compensation for his service as our Chief Executive Officer in 2016 or 2017. Accordingly, the amount included for Mr. Hanna in the “All Other Compensation” column for 2017 reflects the aggregate compensation Mr. Hanna received for his service as the Chairman of our board of directors in 2017, as more fully discussed in “Director Compensation” below, which amount includes $84,821 in cash retainer fees and $140,007 reflecting the aggregate grant date fair value of the restricted stock award granted to Mr. Hanna under the LTIP in fiscal year 2017, computed in accordance with FASB ASC Topic 718.
(7)	Mr. Owen’s employment with the Company began on June 26, 2017.

Narrative Disclosure to Summary Compensation Table

Base Salaries and Annual Bonus Awards

Other than Mr. Hanna, each of our Named Executive Officers has entered into an employment agreement with Rosehill Operating. The employment agreements provide for annualized base salaries, which provide a minimum, fixed level of cash compensation for services rendered during the year. The Named Executive Officers’ respective employment agreements provide for annualized base salaries of $500,000 for Mr. Townsend, $480,000 for Mr. Owen, $325,000 for Mr. Ayers and $275,000 for Mr. Williford. In addition, for the 2017 fiscal year, our Named Executive Officers (other than Mr. Hanna) were eligible to earn annual cash incentive bonuses of up to 100% for Messrs. Townsend and Owen, 70% for Mr. Ayers and 60% for Mr. Williford, in each case, of the applicable Named Executive Officer’s salary earned during the year ended December 31, 2017. In March 2018, the Compensation Committee determined that corporate performance metrics application to the 2017 short-term incentive program were met at the 75% attainment level.

Employment Agreements

In connection with the closing of the Transaction, Rosehill Operating entered into employment agreements with each of Messrs. Townsend, Ayers, and Williford setting forth the terms and conditions of their employment. Rosehill Operating also entered into an employment agreement, effective June 26, 2017, with Mr. Owen in connection with his appointment as the Company’s Chief Financial Officer. The employment agreements provide for a two-year initial term beginning on the applicable effective date of each employment agreement, which initial term is automatically extended for successive, additional one-year periods, unless either the applicable executive or we provide 30 days’ prior written notice that no such automatic extension will occur. The employment agreements provide for an annualized base salary and a discretionary annual bonus based on performance targets determined annually by the Compensation Committee. The employment agreements also provide that the applicable executives will be eligible to receive annual awards under the LTIP on the terms and conditions determined by the Compensation Committee from time to time. While employed under the employment agreements, the executives are eligible for certain additional benefits, including reimbursement of reasonable business expenses, paid vacation, and participation in our benefit plans, programs or arrangements.

The employment agreements also contain certain restrictive covenants, including provisions that create restrictions, with certain limitations, on the applicable executive competing with the Company and its affiliates, soliciting any customers, or soliciting or hiring Company employees or inducing them to terminate their employment. These restrictions are generally intended to apply during the term of the executives’ employment with the Company and for the one-year period following termination of employment. In addition, the employment agreements provide for potential severance benefits in connection with certain terminations of employment, as described in “Potential Payments upon Termination or Change in Control” below.

Rosehill Resources Inc. Long-Term Incentive Plan

On April 27, 2017, the stockholders of the Company approved the Rosehill Resources Inc. Long-Term Incentive Plan (the “LTIP”), which permits the grant of a number of different types of equity, equity-based, and cash awards to employees, directors and consultants. The purpose of the LTIP is to provide a means to attract and retain qualified service providers by affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company. The LTIP also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ.

On November 9, 2017, the Company granted restricted stock units under the LTIP to each of the Named Executive Officers other than Mr. Hanna. Except as otherwise provided in the applicable award agreement, the restricted stock units vest in three equal installments on the first three anniversaries of the date of the closing of the Transaction, subject to each Named Executive Officer’s continued employment through each such vesting date. The unvested restricted stock units held by our Named Executive Officers accrue dividend equivalent right credits (“DERs”) equal to the dividends, if any, paid in respect of shares of our common stock. The DERs will be paid in cash within 60 days following the vesting of the associated restricted stock units, or, if applicable, will be forfeited at the same time the associated restricted stock units are forfeited. In addition, the award agreements provide for accelerated vesting of unvested restricted stock units upon certain terminations of employment following a change in control of the Company, as described in “Potential Payments upon Termination or Change in Control” below.

Actions Taken Following Fiscal Year-End

In March 2018, the Company granted restricted stock units and performance share units under the LTIP to our current executive officers. The restricted stock units are scheduled to vest in three equal installments on the first three anniversaries of the date of grant, subject to each executive officer’s continued employment through each such vesting date. The performance share units will generally vest and become earned based on the Company’s relative total shareholder return performance over the three-year performance period ending December 31, 2020, subject to each executive officer’s continued employment through the end of the performance period. Additional information regarding the equity-based awards granted to our executive officers that constitute our Named Executive Officers for 2018 will be provided in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders.

Other Compensation Elements

We have not maintained, and do not currently maintain, a defined benefit pension plan. We currently maintain a retirement plan pursuant to which employees, including our Named Executive Officers other than Mr. Hanna, are permitted to contribute portions of their base compensation to a tax-qualified retirement account. The Company provides matching contributions equal to 100% of elective deferrals up to 3% of eligible compensation and 50% of elective deferrals from 3% to a maximum of 5% of eligible compensation, subject to the applicable contributions limits. Matching contributions are immediately fully vested.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information concerning equity awards that have not vested for our Named Executive Officers as of December 31, 2017.

		Stock Awards
Name	Grant Date	Number of Shares or Units That Have Not Vested (#)(1)		Market Value of Shares or Units That Have Not Vested ($)(2)
J. Alan Townsend
Restricted Stock Units	11/9/17	188,680		$1,483,025
Gary C. Hanna(3)
Restricted Stock Award	7/19/17	17,611	(3)	$138,422
Craig Owen
Restricted Stock Units	11/9/17	181,133		$1,423,705
Brian K. Ayers
Restricted Stock Units	11/9/17	71,541		$562,312
R. Colby Williford
Restricted Stock Units	11/9/17	51,887		$407,832

(1)	Other than with respect to Mr. Hanna, the equity-based awards included in this column consist of restricted stock units subject to time-based vesting conditions. The restricted stock units granted to our Named Executive Officers on November 9, 2017, will vest in three equal increments on April 27 of each of 2018, 2019 and 2020, subject to the applicable executive’s continued employment through each such vesting date.
(2)	The amounts reflected in this column represent the market value of the restricted stock award held by Mr. Hanna and the common stock underlying the restricted stock unit awards held by our Named Executive Officers other than Mr. Hanna, computed based on the closing price of our common stock on December 31, 2017, which was $7.86 per share.
(3)	As discussed above, Mr. Hanna served as our Chief Executive Officer prior to the closing of the Transaction on April 27, 2017. The award included in this table for Mr. Hanna reflects the restricted stock award Mr. Hanna received for his service as the Chairman of our board of directors in 2017, as discussed in “Director Compensation” below. The forfeiture restrictions applicable to the restricted stock award granted to Mr. Hanna on July 19, 2017, will lapse on the first anniversary of the grant date, subject to Mr. Hanna’s continuous service on our board of directors through such date.

Potential Payments upon Termination or Change in Control

Employment Agreements

As discussed above, other than Mr. Hanna, each of our Named Executive Officers has entered into an employment agreement with Rosehill Operating. The employment agreements provide for potential severance benefits in connection with certain terminations of employment. Generally, the employment agreements provide that, upon a resignation by the applicable executive for “good reason” or upon a termination by us without “cause” (including upon the expiration of the then-existing initial term or renewal term, as applicable, due to non-renewal by us), then, subject to the applicable executive’s execution and non-revocation of a release within the time provided to do so, the applicable executive will be eligible to receive a severance payment in an amount equal to 12 months’ worth of the applicable executive’s base salary for the year in which such termination occurs, payable in a lump sum following such termination.

Restricted Stock Units

Subject to the applicable executive’s execution and non-revocation of a release, the restricted stock units held by our Named Executive Officers (other than Mr. Hanna) will become immediately fully vested in the event the applicable executive is terminated by the Company without “cause” or for “good reason” (as such terms are defined in the applicable award agreements) within the 18-month period following a “change in control” (as such term is defined in the LTIP).

Applicable Definitions

For purposes of the employment agreements and the restricted stock unit award agreements, “cause” generally means the applicable executive’s: (i) material breach of the employment agreement or award agreement, as applicable, any other written agreement between the applicable executive and the Company, or any policy or code of conduct established by the Company; (ii) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iii) commission of, conviction or indictment for, or plea of nolo contendere to, any felony or crime involving moral turpitude; or (iv) willful failure or refusal (other than due to disability) to perform his obligations pursuant to the employment agreement or award agreement, as applicable, or to follow any lawful directive from the Company, provided, however, that the applicable executive will have 30 days to cure such willful failure or refusal following written notice from the Company.

For purposes of the employment agreements and the restricted stock unit award agreements, “good reason” generally means: (i) a material diminution in the applicable executive’s base salary (other than across-the-board reduction affecting similarly situated employees in substantially the same proportion as the applicable executive) or authority, duties and responsibilities with the Company, provided, however, that the removal of the applicable executive as an officer or board member of Company or any of its affiliates will not constitute Good Reason; (ii) a material breach by the Company of any of its covenants or obligations under the employment agreement or award agreement, as applicable; or (iii) the relocation of the applicable executive’s principal place of employment by more than 75 miles from the location of the his principal place of employment as of the effective date of the employment agreement or award agreement, as applicable. In order for an assertion of a termination for good reason to be effective, the applicable executive must provide written notice to the board of directors of the existence of one of the foregoing conditions within 30 days of the initial existence of such condition, and such condition must remain uncorrected for 30 days following the board of directors’ receipt of such written notice.

For purposes of the restricted stock unit award agreements, “change in control” (as defined in the LTIP) generally means: (i) a change in the ownership of the Company whereby any person or group acquires ownership of more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) a change in the effective control of the Company whereby either (A) any person or group acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of the members of the board of directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by at least a majority of the members of the board of directors; (iii) a change in the ownership of a substantial portion of the Company’s assets whereby any person or group acquires assets of the Company that have a total gross fair market value equal to 40% of the total gross fair market value of all the assets of the Company.

Director Compensation

Our non-employee directors are entitled to receive compensation for services they provide to us consisting of retainers, fees and equity-based compensation as described below. Directors that also provide services to the Company or its affiliates as employees, including Mr. Townsend, do not receive compensation for their service on our board of directors.

Each non-employee director is generally eligible to receive the following for each complete calendar year:

•	an annual base retainer fee of $75,000;

•	an additional $50,000 retainer fee for the Chairman of the board of directors;

•	an additional $20,000 retainer fee for the Chair of the Audit Committee;

•	an additional $15,000 retainer fee for the Chair of the Compensation Committee; and

•	an additional $10,000 retainer for the Chair of the Corporate Governance and Nominating Committee.

All retainers are paid in cash on a quarterly basis in arrears. In addition, each director is reimbursed for: (1) travel and miscellaneous expenses to attend meetings and activities of the board of directors or its committees and (2) travel and miscellaneous expenses related to his or her participation in general education and orientation programs for directors.

In addition to cash compensation, the Company’s non-employee directors are eligible to receive annual equity-based compensation under the LTIP. In 2017, each non-employee director received a restricted stock award with an aggregate grant date value equal to approximately $140,000. Generally, the forfeiture restrictions applicable to the restricted stock awards granted in 2017 will lapse on the one-year anniversary of the date of grant of such awards, subject to the applicable non-employee director’s continuous service on our board of directors through such vesting date. Restricted stock awards granted to the Company’s non-employee directors are subject to the terms and conditions of the LTIP and the award agreements pursuant to which such awards are granted.

2017 Non-Employee Director Compensation

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gary C. Hanna(3)	$84,821	$140,007	$224,828
Edward Kovalik	$50,893	$140,007	$190,900
Frank Rosenberg	$57,679	$140,007	$197,686
William E. Mayer	$61,071	$140,007	$201,078
Harry Quarls	$50,893	$140,007	$190,900
Francis Contino	$64,464	$140,007	$204,471

(1)	Includes annual cash retainer and supplemental retainers for each non-employee director during fiscal 2017, as described above.
(2)	Amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted under the LTIP in fiscal year 2017, computed in accordance with FASB ASC Topic 718. The forfeiture restrictions applicable to the restricted stock awards granted in 2017 will lapse on July 19, 2018, subject to each non-employee director’s continuous service on our board of directors through such date.
(3)	As discussed above, Mr. Hanna served as our Chief Executive Officer prior to the closing of the Transaction on April 27, 2017. Mr. Hanna did not receive any compensation for his service as our Chief Executive Officer in 2016 or 2017. In accordance with SEC rules, the amounts reported in this table for Mr. Hanna are also included in the “All Other Compensation” column of the 2017 Summary Compensation Table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding ownership of shares of our common stock as of the record date by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors (including the nominees); and

•	all of our executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The percentages in the table below are based on 6,208,120 shares Class A common stock and 29,807,692 shares of Class B common stock issued and outstanding as of March 28, 2018. In calculating the percentages for a particular holder, we treated as outstanding the number of shares of Class A common stock issuable upon exercise of that particular holder’s warrants or conversion of that particular holder’s 8.000% Series A Cumulative Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) and did not assume exercise of any other holder’s warrants or conversion of any other holder’s Series A Preferred Stock.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

	Class A Stock Common Stock		Class B Stock Common Stock
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%
More than 5% Stockholders
KLR Entities(2)	3,544,733	42.6%	—	—
Rosemore, Inc.(3)	36,159,518	85.3%	29,807,692	100%
K2 Principal Fund, L.P.(4)	2,495,728	30.3%	—	—
Anchorage(5)	8,441,287	59.3%	—	—
Geode Diversified Fund(6)	674,214	10.8%	—	—
Buerger Entities(7)	5,164,801	51.0%	—	—
AQR Capital Management, LLC(8)	489,600	7.3%	—	—
Warberg(9)	767,000	10.9%	—	—
Directors and Named Executive Officers
Gary C. Hanna(10)	1,391,138	18.8%	—	—
Edward Kovalik(11)	3,562,344	42.3%	—	—
J.A. (Alan) Townsend(12)	346,126	5.6%	—	—
Craig Owen(13)	305,729	4.9%	—	—
T.J. Thom(14)	140,000	2.3%	—	—
Harry Quarls	28,429	*	—	—
Francis Contino	27,611	*	—	—
Frank Rosenberg	17,611	*	—	—
William E. Mayer	17,611	*	—	—
All directors and executive officers as a group (9 individuals)	5,836,599	60.0%	—	—

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the entities or individuals set forth in the table is c/o Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084.
(2)

KLR Group Investments, LLC (“KLR Investments”) is the managing member of KLR Energy Sponsor, LLC (“KLR Sponsor”). Mr. Kovalik is the managing member of KLR Group, which owns 100% of KLR Group Investments, LLC, which is the managing member of KLR Sponsor. Includes: (i) 414,601 shares of Class A common stock held by KLR Investments, (ii) 2,118,547 warrants to purchase Class A common stock held by KLR Investments, (iii) 85,565 shares of Class A common stock issuable upon conversion of Series A Preferred Stock held by KLR Investments and (iv) 926,020 shares of Class A common stock held by KLR Sponsor. KLR Sponsor has entered into the SHRRA with Tema and other holders. Pursuant to the SHRRA, KLR Sponsor and Tema have agreed to, among other things, vote their shares of common stock to elect members of our Board of Directors as set forth therein. Because of the relationship between KLR Sponsor and Tema as a result of the SHRRA, KLR Sponsor may be deemed, pursuant to Rule 13d-3 under the Exchange Act to beneficially own the shares of common stock held by Tema. KLR Sponsor disclaims beneficial ownership of the shares of common stock held by Tema.
(3)	Rosemore’s address is 1 North Charles Street, 22nd Floor, Baltimore, MD 21201. Includes: (i) 29,807,692 shares of Class B common stock exchangeable (together with a corresponding number of Rosehill Operating Common Units) for Class A common stock on a one-to-one basis held by Tema, (ii) 4,000,000 warrants to purchase Class A common stock held by Tema, (iii) 750,000 warrants to purchase Class A common stock held by Rosemore, and (iv) 18,421 shares of Series A Preferred Stock held by Rosemore Holdings, Inc., a wholly owned subsidiary of Rosemore that are convertible into 1,601,826 shares of Class A common stock. Shares held by Tema and Rosemore Holdings, Inc. may be deemed beneficially owned by Rosemore, their sole parent. Tema’s address is 1 North Charles Street, 22nd Floor, Baltimore, MD 21201, and Rosemore Holdings, Inc.’s address is 7 St. Paul Street, Suite 820, Baltimore, MD 21202. Tema has entered into the SHRRA with KLR Sponsor and other holders. Pursuant to the SHRRA, KLR Sponsor and Tema have agreed to, among other things, vote their shares of common stock to elect members of our Board of Directors as set forth therein. Because of the relationship between KLR Sponsor and Tema as a result of the SHRRA, Tema may be deemed, pursuant to Rule 13d 3 under the Exchange Act, to beneficially own the shares of common stock held by KLR Sponsor. Tema disclaims beneficial ownership of the shares of common stock held by KLR Sponsor.
(4)	Includes 1,165,548 shares of Class A common stock issuable upon the exercise of outstanding warrants and 869,565 shares of Class A common stock issuable upon conversion of shares of Series A Preferred Stock. K2 Principal Fund, L.P.’s address is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2. The reported securities are owned directly by the K2 Principal Fund, L.P. (the “Fund”), and indirectly by: K2 GenPar L.P., the general partner of the Fund (the “GP”), K2 GenPar 2009 Inc., the general partner of the GP (“GenPar 2009”), Shawn Kimel Investments Inc., which owns 100% of the equity interests in GenPar 2009 (“SKI”), and Shawn Kimel, the sole owner of SKI. SKI owns 66.5% of the equity interests of K2 & Associates Investment Management Inc. (“K2 & Associates”). K2 & Associates is the investment manager of the Fund. Shawn Kimel, through his ownership of SKI and his being president of each of SKI, the GP, GenPar2009 and K2 & Associates, controls the voting and dispositive power for all of its shares of our common stock.
(5)	Includes a total of 3,245,678 shares of Class A common stock issuable upon exercise of outstanding warrants, including 1,570,759 shares issuable to Anchorage Illiquid Opportunities V, L.P. and 1,674,919 shares issuable to AIO V AIV 3 Holdings, L.P., and a total of 4,782,607 shares of Class A common stock issuable upon conversion of shares of Series A Preferred Stock, including 2,314,521 shares issuable to Anchorage Illiquid Opportunities V, L.P. and 2,468,086 shares issuable to AIO V AIV 3 Holdings, L.P. Anchorage Capital Group, L.L.C. (“ACG”), an SEC-registered investment advisor, is the investment manager of each of Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P. ACG’s address is 610 Broadway, 6th Floor, New York, NY 10112. Anchorage Advisors Management, L.L.C. (“AAM”) is the sole managing member of ACG. Mr. Kevin Ulrich is the Chief Executive Officer of ACG and the senior managing member of AAM. ACG, AAM and Mr. Ulrich have indirect voting or investment power with respect to each of Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P., but each of those entities or natural persons disclaims beneficial ownership in the registrable securities owned by each of Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P.
(6)	Includes 668,174 shares issuable upon conversion of shares of Series A Preferred Stock and 6,040 shares of common stock. Geode is a segregated account of Geode Capital Master Fund Ltd and is in the care of Geode Capital Management LP (“GCM LP”). GCM LP’s address is One Post Office Square, 20th Floor, Boston, MA 02109. GCM LP has the sole voting or investment power with respect to Geode.
(7)	Includes: (i) 418,393 shares of Class A common stock, 1,281,208 warrants to purchase Class A common stock and 22,000 shares of Class A common stock issuable upon conversion of Series A Preferred Stock held by Reid S. Buerger, (ii) 418,393 shares of Class A common stock, 1,281,208 warrants to purchase Class A common stock and 22,000 shares of Class A common stock issuable upon conversion of Series A Preferred Stock held by Alan H. Buerger 2003 Trust for Reid S. Buerger (the “Trust”) and (iii) 418,392 shares of Class A common stock, 1,281,208 warrants to purchase Class A common stock and 22,000 shares of Class A common stock issuable upon conversion of Series A Preferred Stock held by 2012 Buerger Family SD LLC (the “LLC”). The address for Mr. Buerger, the Trust and the LLC is 7111 Valley Green Road, Fort Washington, Pennsylvania 19034.
(8)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2018. Includes 489,600 shares of Class A common stock issuable upon exercise of warrants owned by the Reporting Person. The address for the Reporting Person is Two Greenwich Plaza, Greenwich, CT 06830. AQR Capital Management, LLC, AQR Capital Management Holdings, LLC and CNH Partners, LLC have shared voting power and shared dispositive power with respect to the reported shares shown above.
(9)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2018. Includes 767,000 shares of Class A common stock issuable upon exercise of warrants held for the accounts of Serenity Now LLC, Option Opportunities Corp, Warberg WF IV LP, Warberg WF V LP and Warberg CA Fund LP (collectively, the “Warberg Funds”) and held personally by Mr. Daniel Warsh. Warberg Asset Management LLC serves as investment manager to each of the Warberg Funds. Mr. Warsh is a managing member and the control person of Warberg. The address of the principal business office of each of the Reporting Persons is 716 Oak Street, Winnetka, IL60093.

(10)	Includes 1,150,979 shares of Class A common stock issuable upon exercise of warrants owned by the Reporting Person and 46,435 shares of Class A common stock issuable upon conversion of shares of Series A Preferred Stock owned by Mr. Hanna.
(11)	Mr. Kovalik is the managing member of KLR Group, which owns 100% of KLR Group Investments, LLC, which is the managing member of KLR Sponsor. KLR Group Investments, LLC is the managing member of KLR Sponsor. Mr. Kovalik may therefore be deemed to be a beneficial owner of the securities owned by KLR Group and KLR Sponsor.
(12)	Includes 10,000 shares of Class A common stock issuable upon exercise of warrants owned by the Reporting Person.
(13)	Includes 9,300 shares of Class A common stock issuable upon exercise of warrants owned by the Reporting Person.
(14)	Tiffany J. Thom resigned from her position as Chief Financial Officer on June 26, 2017.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee of the Board has appointed BDO as our independent registered public accounting firm for the year ending December 31, 2018. BDO served as our independent registered public accounting firm for the year ended December 31, 2017.

Representatives of BDO are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they choose to do so. They will also be available to respond to appropriate questions and inquiries from unitholders.

Stockholder ratification of the selection of BDO as our independent registered public accounting firm is not required by our bylaws or otherwise. We have submitted ratification to a vote of the stockholders because we believe it is consistent with best practices in corporate governance to do so. If the stockholders fail to ratify the selection, the audit committee will reconsider the retention of that firm, but may retain such independent registered public accounting firm regardless. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of us and our Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

Audit and Other Fees

The following table summarizes the fees of BDO, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2017	2016
Audit Fees	$962,885	$1,261,318
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$962,885	$1,261,318

Audit Fees

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10 Q and other professional services provided in connection with regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

Tax Fees

Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax planning and tax advice.

All Other Fees

All other fees include the aggregate fees billed in each of the last two fiscal years for services by the independent auditors that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

Audit Committee Pre-Approval Policy and Procedures

Our audit committee’s charter provides that the audit committee must consider and, in its discretion, pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm. The audit committee may delegate authority to one or more subcommittees of the audit committee consistent with law and applicable rules and regulations of the SEC and NASDAQ.

For the year ended December 31, 2017, all fees of BDO were reviewed and pre-approved by the Audit Committee.

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED ROSEHILL RESOURCES INC. LONG-TERM INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan (the “A&R LTIP”), which amends and restates the Rosehill Resources Inc. Long-Term Incentive Plan (the “Plan”) to modify the definition of “Change in Control” and to reflect changes in applicable tax law. As explained in greater detail below, we believe approval of the A&R LTIP is advisable to ensure appropriate operation of our compensation programs.

Background and Purpose of the Proposal

The use of stock- and cash-based awards under the LTIP has been a key component of our compensation program since its original adoption. Our stockholders originally adopted the A&R LTIP in connection with the Transactions on April 27, 2017. The purpose of the amendment and restatement is to revise the definition of “Change in Control” included in the LTIP and to remove certain tax provisions that are no long applicable following the repeal of the “qualified performance-based compensation” exception to the Section 162(m) deduction limitation by the Tax Cuts and Jobs Act. If the A&R LTIP is not approved by our stockholders, the LTIP will remain in effect in its current form.

Description of the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan

A summary description of the material features of the A&R LTIP is set forth below. The following summary does not purport to be a complete description of all the provisions of the A&R LTIP and is qualified in its entirety by reference to the A&R LTIP, which is attached as Annex A to this Proxy Statement and incorporated by reference in its entirety.

Purpose of the Amended and Restated Long-Term Incentive Plan

The purpose of the A&R LTIP is to assist the Company and its affiliates in attracting, retaining and motivating qualified persons to serve as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its affiliates. The A&R LTIP is also intended to provide a means through which persons upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership or other awards tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates. The Company seeks to achieve the A&R LTIP’s purpose primarily by providing grants of a variety of awards (collectively referred to as “Awards”), including but not limited to:

•	incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Stock Options” of “ISOs”);

•	stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with ISOs, “Options”);

•	stock appreciation rights (“SARs”);

•	restricted stock awards;

•	restricted stock units (“RSUs”);

•	stock awards (“Stock Awards”);

•	cash awards; and

•	other stock-based awards.

The A&R LTIP, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code, which governs ISOs. The A&R LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. No awards may be granted under the A&R LTIP after 10 years from the date the A&R LTIP is approved by the Company’s stockholders. The A&R LTIP shall remain in effect until all Awards granted under the A&R LTIP have been exercised, satisfied, forfeited or expired.

Administration of the Amended and Restated Long-Term Incentive Plan

A Compensation Committee of two or more members of the Board (the “Compensation Committee”) administers the A&R LTIP. Subject to the terms and conditions of the A&R LTIP, the Compensation Committee shall have the power from time to time to:

•	designate which Eligible Persons (as defined below) shall receive an Award;

•	determine the form, amount, timing and other terms and conditions of each Award;

•	Determine the treatment of an Award upon a termination of employment or service relationship;

•	interpret and administer the A&R LTIP and any applicable Award agreement; and

•	make all other decisions and determinations that may be required pursuant to the A&R LTIP or any Award agreement.

Shares Subject to the Amended and Restated Long-Term Incentive Plan

The maximum aggregate number of shares of common stock that may be granted for any and all Awards under the A&R LTIP may not exceed 7,500,000 shares of common stock, subject to adjustment in a manner consistent with the A&R LTIP. Such maximum aggregate number of shares of common stock is also available for the issuance of shares upon the exercise of Incentive Stock Options. In addition, A&R LTIP also includes certain individual limitations on the amounts of Awards that may be awarded to non-employee directors of the Company. Specifically, the sum of (i) the maximum aggregate value of all Awards granted under the A&R LTIP to any non-employee director during any calendar year and (ii) the aggregate cash value of such non-employee director’s cash retainer, committee assignment fees and other fees related to service on the Board may not exceed $750,000.

Shares of common stock subject to an Award that are not issued or delivered by reason of expiration, cancellation, forfeiture or other termination of such Award or the settlement of all or a portion of such Award in cash, the shares of common stock subject to such Award shall again be available for issuance under A&R LTIP. The shares of common stock issued under A&R LTIP may be, in whole or in part, authorized but unissued shares, shares held in the treasury of the Company or previously issued shares of common stock required by the Company, including shares purchased on the open market.

Persons Who May Participate in the Amended and Restated Long-Term Incentive Plan

Individuals eligible to receive Awards, or “Eligible Persons,” under A&R LTIP are officers or employees of the Company or any of its affiliates and any other person who provides services to the Company or any of its affiliates, including non-employee directors, consultants and independent contractors. Eligible Persons to whom an Award is granted under A&R LTIP are referred to as “Participants.” As of December 31, 2017, we had approximately six executive officers, 21 other employees, 0 non-employee directors and 0 consultants who would be eligible to participate in A&R LTIP.

Awards Under the A&R LTIP

Options. Options to purchase shares of our common stock may be granted under the A&R LTIP. The Compensation Committee may determine to grant Options that are either Incentive Stock Options governed by Section 422 of the Code, or Nonstatutory Options, which are not intended to meet these requirements. The Compensation Committee will determine the specific terms and conditions of any stock option at the time of grant. The exercise price of any Option will not be less than 100% of the fair market value of our common stock on the date of the grant (other than in certain limited situations set forth in the A&R LTIP), and in the case of an Incentive Stock Option granted to an eligible employee that owns more than 10% of our common stock, the exercise price will not be less than 110% percent of the fair market value of our common stock on the date of grant. The Compensation Committee determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, payment in common stock, other awards or other property). The term for an Option may not exceed 10 years. Other than in connection with certain corporate transactions, without the approval of stockholders, the terms of outstanding

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights (or “SARs”), which generally represent the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price of the SAR. The exercise price per share of an SAR will be an amount determined by the Compensation Committee. However, SARs must generally have an exercise price not less than the fair market value of the common stock on the date the SAR is granted. The term of an SAR may not exceed 10 years.

Restricted Stock. Restricted stock may be granted under the A&R LTIP, which means shares of our common stock are granted to an individual subject to transfer limitations, a risk of forfeiture and other restrictions imposed by the Compensation Committee in its discretion. During the restricted period, the participant may not sell, assign or otherwise dispose of the restricted stock, and any stock certificate will contain an appropriate legend noting the restrictions upon such common stock until such time as all restrictions have been removed. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. During the restricted period, the holder will have rights as a stockholder, including the right to vote the common stock subject to the Award. Unless otherwise specified in the applicable Award agreement, any dividends or distributions on the restricted stock during the restricted period shall be held by us and be subject to the same “vesting” terms as applicable to the restricted stock.

Restricted Stock Units. The A&R LTIP allows the Compensation Committee to grant restricted stock units (or “RSUs”), which are notional shares that entitle the participant to receive at the end of a specified period (which may or may not be coterminous to the vesting period applicable to the Award) either shares of our common stock or cash equal to the then fair market value of our common stock, or any combination of shares and cash, as determined by the Compensation Committee. The terms and conditions (which may include the achievement of performance goals) attached to any Award of RSUs will be determined by the Compensation Committee. Dividend equivalents on the specified number of shares of common stock covered by RSUs may be paid on a current, deferred or contingent basis, as determined by the Compensation Committee on or following the date of grant.

Stock Awards. Stock Awards may be granted to Eligible Persons. Each Stock Award will constitute a transfer of unrestricted shares of common stock on terms and conditions determined by the Compensation Committee.

Cash Awards. Cash awards may be granted on a free-standing basis or as an element of, or a supplement, or in lieu of any other Award under the A&R LTIP in such amounts and subject to any other terms and conditions as the Compensation Committee deems appropriate.

Other Stock-Based Awards. Other stock-based awards may be granted that consist of a right denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock. In the discretion of the Compensation Committee, other stock-based awards may be subject to such vesting and other terms as the Compensation Committee may establish, including performance goals.

Dividend Equivalents. Dividend equivalents may be granted to Eligible Persons, entitling the participant to receive cash, common stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the Compensation Committee. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award. With respect to dividend equivalents awarded in connection with another Award, unless otherwise provided in the applicable Award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

Substitute Awards. Individuals who become eligible to participate in the A&R LTIP following a merger, consolidation or other acquisition by our Company may be entitled to receive substitute Awards in exchange for similar awards that the individual may have held prior to the applicable merger, consolidation or other acquisition. If the substitute Award is in the form of a stock option or SAR, these Awards may be granted with an exercise price that is less than the fair market value per share on the replacement date, to the extent such substitutions complies with all applicable laws and exchange rules.

Awards under the Amended and Restated Long-Term Incentive Plan

An Option agreement may provide, on such terms and conditions as the Compensation Committee in its sole discretion may prescribe, for the grant of an SAR in connection with the grant of an Option.

Except as permitted under A&R LTIP in connection with a corporate transaction or event described in A&R LTIP, Options and SARs may not be amended without the approval of the stockholders of the Company so as to (i) reduce the option price of any outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, as applicable.

Other Provisions

Change in Control. Except to the extent otherwise provided in any applicable Award agreement, the vesting of any Award shall not occur solely upon the occurrence of a Change in Control (as defined in the A&R LTIP). In the event of a Change in Control or other changes in the Company or the outstanding common stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Compensation Committee may: (i) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time, (ii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company, (iii) cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event, or (iv) make such adjustments to Awards then outstanding as the Compensation Committee deems appropriate to reflect such Change in Control or other such event.

Transferability of Awards. The A&R LTIP generally restricts the transfer of Awards, except for (1) transfer by will or the laws of descent and distribution or (2) to the extent specifically provided by the Compensation Committee, to one or more members of a Participant’s immediate family. Notwithstanding the foregoing, Incentive Stock Options will not, under any circumstances, be transferable other than by will or the laws of descent and distribution.

Recapitalization. In the event of a change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718, then the Compensation Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the A&R LTIP, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards to equitably reflect such Adjustment Event.

Termination and Amendment. The Compensation Committee may alter or amend the A&R LTIP or any part thereof from time to time; provided that no change in the A&R LTIP may be made that would materially and adversely affect the rights of any Participant (as defined below) under any Award theretofore granted without the consent of such Participant, and provided, further, that the Compensation Committee may not, without the approval of our stockholders, amend the A&R LTIP to increase the aggregate maximum number of shares of common stock that may be issued under the A&R LTIP, materially modify the requirements for participation in the A&R LTIP or take any other action that otherwise must be approved by stockholders in order to comply with the any federal or state law or regulation or the rules of any stock exchange on which the Company’s common stock may then be listed or quoted.

No Repricing. Awards may not be amended to reduce the exercise price of outstanding Options or SARs, to cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price less than the exercise price of the original Options or SARs, or to take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the securities exchange on which the common stock is listed.

Tax Withholding. Occidental and its subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the A&R LTIP, including from a distribution of common stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take any other action the Compensation Committee may deem advisable to satisfy obligations for the payment of withholding taxes and other tax obligations related to an Award. The Compensation Committee will determine the form of payment of such tax withholding obligations, which may include, without limitation, cash, common stock or other property. The Company or its affiliates may withhold from a Participant’s Award a number of shares of common stock with an aggregate fair market value that does not exceed the aggregate amount of such tax obligations determined based on the Participant’s applicable maximum statutory withholding rate that may be utilized without creating adverse accounting treatment with respect to the Award.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the A&R LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the A&R LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of our common stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the A&R LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants

Nonstatutory Options. In general, no federal income tax is imposed on a Participant upon the grant of a Nonstatutory Option such as those under the A&R LTIP and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a Nonstatutory Option, the Participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price paid for such shares. Upon the exercise of a Nonstatutory Option, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the Participant assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a Nonstatutory Option, any appreciation after the date of exercise should qualify as capital gain.

Incentive Stock Options. Incentive Stock Options, or ISOs, are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. ISOs are subject to special federal income tax treatment. No federal income tax is imposed on the Participant upon the grant or the exercise of an ISO if the Participant does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the ISO was granted or within the one-year period beginning on the date the ISO was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an ISO, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the Participant’s alternative minimum taxable income. However, if the Participant exercises an ISO and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an ISO after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If a Participant disposes of shares acquired pursuant to his or her exercise of an ISO prior to the end of the holding period, the Participant will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the Participant. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

RSUs, Restricted Stock and Other Stock- or Cash-Based Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock, as applicable, in settlement of the RSU in an amount equal to the cash or the fair market value of the shares of The Company common stock received.

A recipient of a restricted stock award or an Award of unrestricted shares of common stock (i.e., Stock Awards) generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to a restricted stock award that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be taxed as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares of The Company common stock will commence on the later of the date the shares of The Company common stock are received or the restrictions lapse. Subject to the application of Section 162(m) of the Code, The Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to The Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company or a subsidiary, as applicable, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for future payments under the A&R LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control.

Compensation of Covered Employees. The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the A&R LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2017.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	713,939	$—	6,666,605

Equity compensation plans not approved by security holders	—	—	—

Total	713,939	$—	6,666,605

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED ROSEHILL RESOURCES INC. LONG-TERM INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the audit committee members shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Rosehill Resources Inc. (the “Company”) specifically incorporates such information by reference in such filing.

The Board of Directors of the Company (the “Board”) has determined that all current audit committee members are (i) independent, as defined in Rule 10A-3 promulgated under the Exchange Act, (ii) independent under the standards set forth by the NASDAQ, and (iii) financially literate. In addition, Mr. Francis Contino qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The audit committee has reviewed and discussed with the Company’s management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The audit committee discussed with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm for the year ended December 31, 2017, matters required to be discussed by by Statement on Auditing Standards No. 1301, as amended.

BDO also provided to the audit committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the audit committee concerning independence. The audit committee discussed with BDO the firm’s independence.

Based on the audit committee’s discussions with management and BDO, and the audit committee’s review of the report of BDO to the audit committee, the audit committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC.

The Audit Committee: Francis Contino William Mayer Harry Quarls

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of the Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at 16200 Park Row, Suite 300, Houston, Texas 77084, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2019 annual meeting of stockholders will be held no later than June 21, 2019. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2019 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and our bylaws. Assuming our proxy statement for the 2019 annual meeting of stockholders is released on May 11, 2019, such proposals must be received by the Company at its offices at 16200 Park Row, Suite 300, Houston, Texas 77084 no later than January 11, 2019.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation. Accordingly, for our 2019 annual meeting of stockholders, assuming the meeting is held on May 22, 2019, notice of a nomination or proposal must be delivered to us no later than February 21, 2019 and no earlier than January 22, 2019. The Chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

ROSEHILL RESOURCES INC.	2018 Annual Meeting of Stockholders May 22, 2018, 9:00 AM local time This Proxy is Solicited on Behalf of the Board of Directors

Please be Sure to Mark, Sign, Date and Return Your Proxy Card
in the Envelope Provided

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY	Please mark your votes like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”THE ELECTION OF THE FOLLOWING:				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.

Proposal No. 1: Class I Director Nominees				Proposal No. 2: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.	FOR	AGAINST	ABSTAIN
	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
(01) J.A. (Alan) Townsend (02) Edward Kovalik

To withhold authority to vote for either individual nominee, mark “For All Except” and write the number of the nominee on the line below.				Proposal No. 3: To approve the	FOR	AGAINST	ABSTAIN

Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan, which amends and restates the Rosehill Resources Inc. Long-Term Incentive Plan to modify the definition of “Change in Control” and to reflect changes in applicable tax law.

CONTROL NUMBER

Signature                                                  Signature, if held jointly                                                Date                    , 2018.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ROSEHILL RESOURCES INC.

The undersigned appoints J.A. (Alan) Townsend and Chris Wood, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Rosehill Resources Inc. held of record by the undersigned at the close of business on March 28, 2018 at the Annual Meeting of Stockholders of Rosehill Resources Inc. to be held on May 22, 2018, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE CLASS I DIRECTOR NOMINEES LISTED IN PROPOSAL 1, IN FAVOR OF PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)